UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): October 19, 2006
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
12300 Parc Crest Drive
Stafford, Texas 77477
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Letter agreement
Consulting Services Agreement
Press release

Item 1.01 Entry into a Material Definitive Agreement.
     On October 23, 2006, Input/Output, Inc. (the Company) announced that Michael K. (Mick) Lambert, the President of GX Technology Corporation (GXT), a subsidiary of the Company, has informed the Company of his intention to retire from GXT effective as of December 31, 2006. GXT is the principal seismic data processing services subsidiary of the Company. Mr. Lambert has agreed to remain until year-end as an active employee in his role as President of GXT.
     Mr. Lambert has entered into a letter agreement with the Company dated October 19, 2006, which sets forth his separation arrangements and his continuing role with the Company and GXT through December 31, 2006. He has also entered into a consulting services agreement with GXT dated October 19, 2006, but effective as of January 1, 2007, whereby Mr. Lambert has agreed to provide management advisory consulting services to GXT during 2007. Copies of the letter agreement and the consulting services agreement are included with this filing as Exhibits 10.1 and 10.2, respectively.
     The terms of Mr. Lambert’s separation arrangements under his letter agreement with the Company principally provide that he will be eligible to receive during 2007 his bonus with regard to 2006 in accordance with the criteria and terms of the Company’s incentive compensation plan, and that he will be entitled to retain his vested stock options in accordance with the terms of the Company’s stock option plans and his existing stock option agreements.
     Under his consulting services agreement with GXT, Mr. Lambert will provide management advisory consulting services to GXT in 2007 after his employee status terminates. The term of the consulting agreement will be for one year, commencing January 1, 2007. The consulting agreement provides that Mr. Lambert will be paid a total of $266,740 for his services during 2007, payable in monthly installments. The agreement obligates Mr. Lambert to maintain the confidentiality of GXT’s confidential information and to transfer to GXT all rights to any technology developed by him during his term as consultant. In addition, for the term of the agreement, Mr. Lambert agrees not to compete against GXT or solicit or hire GXT’s employees. GXT and Mr. Lambert each have the right to terminate the agreement in the event of a breach of the agreement by the other party.
Item 7.01 Regulation FD Disclosure.
     The Company also announced on October 23, 2006, that James Hollis, the Company’s Vice President of New Ventures, will be appointed Executive Vice President and Chief Operating Officer of the Company’s I/O Solutions Division, effective January 1, 2007. In his new position, Mr. Hollis will oversee the GXT data processing and integrated seismic solutions businesses, as well as the Company’s Firefly® Solutions and Seabed Solutions business units. For the remainder of 2006, Mr. Hollis will remain in charge of the Company’s ongoing seismic field trial programs that are utilizing the Company’s new Firefly® cableless land seismic data acquisition technology.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired

Not applicable

(b)	Pro forma financial information

Not applicable

(c)	Exhibits

Exhibit Number	Description

10.1	Letter agreement dated October 19, 2006 by and between Input/Output, Inc. and Michael K. Lambert

10.2	Consulting Services Agreement dated October 19, 2006 (effective as of January 1, 2007) by and between GX Technology Corporation and Michael K. Lambert

99.1	Press release dated October 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	INPUT/OUTPUT, INC.
	By:	/s/ DAVID L. ROLAND
David L. Roland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter agreement dated October 19, 2006 by and between Input/Output, Inc. and Michael K. Lambert

10.2	Consulting Services Agreement dated October 19, 2006 (effective as of January 1, 2007) by and between GX Technology Corporation and Michael K. Lambert

99.1	Press release dated October 23, 2006